EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Andrx Corporation

          As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Andrx Corporation (the "Company") of our report dated February 20, 1996 included in the Company's Registration Statement on Form S-1, and to all references to our Firm included in or made a part of this Registration Statement on Form S-8 of the Company.

                                              ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida
September 6, 1996.